    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 3, 2002
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                                   ----------
                             AMKOR TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)
                                   ----------

                  DELAWARE                              23-1722724
      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)             Identification Number)

                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                   ----------
               (Address of Principal Executive Offices) (Zip Code)

                        AMKOR TECHNOLOGY INC., 401K PLAN

                            (Full title of the plan)
                                   ----------
                                KEVIN HERON, ESQ.
                                 GENERAL COUNSEL
                             AMKOR TECHNOLOGY, INC.
                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600
 (Name, address and telephone number, including area code, of agent for service)
                                   ----------
                                   Copies to:

                             BRUCE M. MCNAMARA, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300
                                   ----------
                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                    AMOUNT        PROPOSED MAXIMUM   PROPOSED MAXIMUM        AMOUNT OF
TITLE OF SECURITIES TO                              T0 BE          OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
    BE REGISTERED                                 REGISTERED(1)     PER SHARE(2)          PRICE(2)             FEE
=======================================================================================================================
Common  Stock,  $0.001 par value,
To be issued under the Amkor Technology Inc.,
401K Plan and interests in such plan             500,000 shares       $15.51             $7,755,000          $1,853.45
=======================================================================================================================
       TOTAL                                     500,000 shares                                              $1,853.45
=======================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Amkor's Common Stock that become issuable under the Amkor Technology, Inc. 401(k) Plan (the "Plan") described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Amkor's receipt of consideration that results in an increase in the number of Amkor's outstanding shares of Common Stock. The amount of interests in the Plan to be registered is indeterminate.

(2) Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. This computation is based the average of the high and the low prices of the Company's Common Stock as reported by the Nasdaq National Market on December 21, 2001 (the "Market Price").

================================================================================

                             AMKOR TECHNOLOGY, INC.

                       REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Amkor and the Plan file reports, proxy statements and other information with the Commission, in accordance with the Securities Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by Amkor and the Plan at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission's World Wide Web site at http://www.sec.gov.

     The Commission allows us to "incorporate by reference" into this registration statement the information we filed with the Commission. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this registration statement. Information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by Amkor or the Plan with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is complete:

     - Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and amendments thereto on Form 10-K/A filed on April 30, 2001 and May 16, 2001.

     - Our Quarterly Report on Form 10-Q for the period ended March 31, 2001, June 30, 2001 and September 30, 2001

     - Our Current Report on Form 8-K filed July 26, 2001, our Current Report on Form 8-K filed May 11, 2001, our Current Report on Form 8-K filed May 3, 2001, our Current Report on Form 8-K filed April 2, 2001, our Current Report on Form 8-K filed February 16, 2001, our Current Report on Form 8-K filed February 8, 2001, and our Current Report on Form 8-K filed February 2, 2001.

     -    Our Definitive Proxy Statement and Schedule 14A filed on May 18, 2001.

     - The description of our common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act on October 22, 1997, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), Amkor's Certificate of Incorporation provides that each person who is or was or who had agreed to become a director or officer of Amkor or who had agreed at the request of Amkor's Board of Directors or an officer of Amkor to serve as an employee or agent of Amkor or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by Amkor to the full extent permitted by the DGCL or any other applicable laws. Such Certificate of Incorporation also provides that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

     Amkor's Bylaws provide that Amkor shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she was or is a director, officer or employee of Amkor or any predecessor of Amkor or serves or served any other enterprise as a director, officer or employee at the request of Amkor or any predecessor of Amkor.

     Amkor has entered into indemnification agreements with its directors and certain of its officers.

     Amkor maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against such person and expense incurred by such person in any such capacity, subject to certain exclusions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

4.1      Certificate of Incorporation of Amkor Technology, Inc.(1)

4.2      Certificate of Correction to Certificate of Incorporation of Amkor Technology, Inc.(2)

4.3      Restated Bylaws of Amkor Technology, Inc.(2)

5.1      Undertaking re Status of Favorable Determination Letter Covering Amkor Technology, Inc., 401K Plan.

         Amkor has received a favorable determination letter from the Internal
         Revenue Service (the "IRS") concerning the qualification of Amkor
         Technology, Inc., 401K Plan (the "Plan") under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended
         (the "Code"). Amkor will submit any future material amendments to the Plan to the IRS with a request for a favorable determination that the Plan, as amended, continues to so qualify.

5.2      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Sycip Gorres Velayo & Co.

23.3     Consent of Samil Accounting Corporation.

23.4     Consent of Arthur Andersen LLP.

23.5     Consent of Sianna Carr & O'Connor, LLP.

23.6     Consent of Ahn Kwon & Company.

23.7     Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.2).

24.1     Power of Attorney (see signature page).

----------

(1) Incorporated by reference to the Company's Registration Statement on Form S-1 filed October 6, 1997, as amended (File No. 333-37235).

(2) Incorporated by reference to the Company's Registration Statement on Form S-1 filed August 26, 1998, as amended (File No. 333-49645).

ITEM 9. UNDERTAKINGS

(a)  Rule 415 Offering

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings incorporating subsequent Exchange Act documents by reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's or the Plan's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for acceleration of effective date or filing of registration statement on Form S-8

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, as amended, we duly have caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania on December 31, 2001.


AMKOR TECHNOLOGY, INC.

By: /s/ James J. Kim
    ------------------------------------
    James J. Kim
    Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Kim and Kenneth T. Joyce, and each of them, his attorneys-in-fact, each with the power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on December 31, 2001 in the capacities indicated.

                  NAME                                 TITLE                        DATE
                  ----                                 -----                        ----


/s/ James J. Kim                             Chief Executive Officer and        December 31, 2001
----------------------------------------     Chairman
James J. Kim


/s/ John N. Boruch                           President and Director             December 31, 2001
----------------------------------------
John N. Boruch


/s/ Kenneth Joyce                            Chief Financial Officer            December 31, 2001
----------------------------------------     (Principal Financial and
Kenneth Joyce                                Accounting Officer)



/s/ Winston J. Churchill                     Director                           December 31, 2001
----------------------------------------
Winston J. Churchill


/s/ Thomas D. George                         Director                           December 31, 2001
----------------------------------------
Thomas D. George


/s/ Gregory K. Hinckley                      Director                           December 31, 2001
----------------------------------------
Gregory K. Hinckley

                  NAME                                 TITLE                        DATE
                  ----                                 -----                        ----


/s/ John B. Neff                             Director                           December 31, 2001
----------------------------------------
John B. Neff


/s/ Juergen Knorr                            Director                           December 31, 2001
----------------------------------------
Juergen Knorr

THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, as amended, we duly have caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania on December 31, 2001.

AMKOR TECHNOLOGY, INC., 401K PLAN

By: /s/ Kenneth Joyce
    ------------------------------------
     Kenneth Joyce
     Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Kim and Kenneth T. Joyce, and each of them, his attorneys-in-fact, each with the power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on December 31, 2001 in the capacities indicated.

                  NAME                                 TITLE                        DATE
                  ----                                 -----                        ----


/s/ James J. Kim                             Member of the Plan Committee       December 31, 2001
----------------------------------------
James J. Kim


/s/ John N. Boruch                           Member of the Plan Committee       December 31, 2001
----------------------------------------
John N. Boruch


/s/ Winston J. Churchill                     Member of the Plan Committee       December 31, 2001
----------------------------------------
Winston J. Churchill


/s/ Thomas D. George                         Member of the Plan Committee       December 31, 2001
----------------------------------------
Thomas D. George


/s/ Gregory K. Hinckley                      Member of the Plan Committee       December 31, 2001
----------------------------------------
Gregory K. Hinckley


/s/ John B. Neff                             Member of the Plan Committee       December 31, 2001
----------------------------------------
John B. Neff


/s/ Juergen Knorr                            Member of the Plan Committee       December 31, 2001
----------------------------------------
Juergen Knorr

                             AMKOR TECHNOLOGY, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


4.1     Certificate of Incorporation of Amkor Technology, Inc.(1)

4.2     Certificate of Correction to Certificate of Incorporation of Amkor Technology, Inc.(2)

4.3     Restated Bylaws of Amkor Technology, Inc.(2)

5.1     Undertaking re Status of Favorable Determination Letter Covering Amkor Technology, Inc., 401K Plan.

        Amkor has received a favorable determination letter from the Internal Revenue Service (the "IRS")
        concerning the qualification of Amkor Technology, Inc., 401K Plan (the "Plan") under Section 401(a)
        and related provisions of the Internal Revenue Code of 1986, as amended (the "Code"). Amkor will submit any future material amendments to the Plan to the IRS with a request for a favorable determination that the Plan, as amended, continues to so qualify.

5.2     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

23.1    Consent of PricewaterhouseCoopers LLP.

23.2    Consent of Sycip Gorres Velayo & Co.

23.3    Consent of Samil Accounting Corporation.

23.4    Consent of Arthur Andersen LLP.

23.5    Consent of Sianna Carr & O'Connor, LLP.

23.6    Consent of Ahn Kwon & Company.

23.7    Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.2).

24.1    Power of Attorney (see signature page).

----------
(3) Incorporated by reference to the Company's Registration Statement on Form S-1 filed October 6, 1997, as amended (File No. 333-37235).

(4) Incorporated by reference to the Company's Registration Statement on Form S-1 filed August 26, 1998, as amended (File No. 333-49645).